Exhibit 10.3

FIRST AMENDMENT TO ESCROW AGREEMENT

This First Amendment to the Escrow Agreement (the “Amendment”) is made and entered into as of the 4th day of March, 2011, by and among Clarion Property Trust Inc. (the “Company”), ING Investments Distributor, LLC (the “Dealer Manager”) and BNY Mellon Investment Servicing (US) Inc., as escrow agent (the “Escrow Agent” and collectively, the “Parties”).

WHEREAS, the Company proposes to offer for sale (the “Offering”), on a continuing basis, up to $2,250,000,000 in shares of the Company’s common stock, par value $0.01 per share, some of which will be designated as Class A and some of which will be designated as Class W (collectively the “Shares”), pursuant to the terms of the prospectus contained in the Company’s Registration Statement on Form S-11, filed with the Securities and Exchange Commission and dated February 8, 2010, as it has been and may be amended from time to time;

WHEREAS, the Parties entered into an Escrow Agreement dated October 22, 2010 (the “Escrow Agreement”), which provides for the deposit of the proceeds from the anticipated sale of Shares in the Offering with the Escrow Agent until such time as the Company accepts and the Escrow Agent releases to the Company subscriptions aggregating at least $50,000,000 in proceeds from the Offering and other related matters; and

WHEREAS, the Parties desire to amend the provisions of the Escrow Agreement, on the terms and subject to the conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to all of the foregoing statements and as follows:

1.  The Escrow Agreement is hereby amended as follows:

(a)                                  The third WHEREAS clause in the Recitals is deleted and replaced in its entirety with the following:

WHEREAS, it is anticipated that, commencing on the date that the Company first offers Shares for sale to the public (the “Initial Offering Date”), investors will submit orders for the purchase of Shares (“Investors”) and in connection with such orders will tender payment for such Shares (“Share Payments”).  Such purchase orders will be contingent upon (i) their respective acceptances by the Company; (ii) the Company’s acceptance of purchase orders aggregating at least $50,000,000 from investors (the “Minimum Offering Amount”) before the “Minimum Offering Termination Date”, which is hereby defined to mean the date which is 180 days following the Initial Offering Date (“Initial Minimum Offering Termination Date”), unless the Company’s board of directors votes to extend the Initial Offering, in which case it will mean the extended expiration date designated by the Company’s board of directors, which may not be more than 180 days following the Initial Minimum Offering Termination Date (the “Maximum Extension Date”); and (iii) a determination by the Company’s board of directors that it is in the best interest of the stockholders of the Company to cause the proceeds to be released to the Company so that it may commence operations;

(b)                                 Section 3 is deleted and replaced in its entirety with the following:

3.                                      Commencement Date of Services and Fees; Notifications.

(a)                                  The Escrow Agent shall become obligated to perform the services described in this Agreement, and shall become entitled to the fees provided for herein for such services, only at such date and time as (i) the SEC declares the Registration Statement effective, (ii) the Company commences taking purchase orders from the public for Shares, and (iii) the Escrow Agent receives written notification from the Company that the SEC has declared the Registration Statement effective and the Company has commenced taking purchase orders for Shares from the public.  The receipt of such written notification shall be a condition precedent to the Escrow Agent’s performance of any services under this Agreement.

(b)                                 Where this Agreement provides, either in words or in effect, for the Escrow Agent to perform services up to the time it receives the Disbursement Instruction or, in the absence of its receipt of the Disbursement Instruction, the occurrence of the Minimum Offering Termination Date, the Escrow Agent shall, in the absence of its receipt of the Disbursement Instruction, cease to perform the relevant services on the Initial Minimum Offering Termination Date unless, prior to the Initial Minimum Offering Termination Date, it receives written notification from the Company that the Company’s board of directors has voted to extend the Initial Minimum Offering Termination Date (“Extension Notice”), in which case the Escrow Agent will continue to perform the relevant services hereunder until the extended expiration date indicated in the Extension Notice, but not longer than through the Maximum Extension Date.

(c)                                  In the event the Escrow Agent has ceased to perform services in accordance with the foregoing sentence but receives an Extension Notice after the Initial Minimum Offering Termination Date, it will resume performing services hereunder until the extended expiration date indicated in the Extension Notice, but not longer than through the Maximum Extension Date.

(d)                                 If the Company’s board of directors extends the Initial Offering in increments, rather than once for 180 days, then the process described in subsections (b) and (c) above shall apply with respect to each incremental extension.

(c)                                  The term “Agreement” shall mean the Escrow Agreement, dated October 22, 2010, between the Company, the Dealer Manager and the Escrow Agent, as modified by the First Amendment to Escrow Agreement, dated March 4, 2011.

2.  Except as set forth in this Amendment, the provisions of the Escrow Agreement shall remain unmodified and in full force and effect.

3.  This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, with the same effect as if all Parties had signed the same signature page.

[Remainder of Page Intentionally Blank. Signatures Appear On Following Page.]

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to the Escrow Agreement, dated March 4, 2011, to be executed by its duly authorized officers.

CLARION PROPERTY TRUST INC., the Company

By:	/s/ L. MICHAEL O’CONNOR
Name: L. Michael O’Connor
Title: Senior Vice President

ING INVESTMENTS DISTRIBUTOR, LLC, as Dealer Manager

By:	/s/ MARK SPINA
Name: Mark Spina
Title: Executive Vice President

BNY MELLON INVESTMENT SERVICING (US) INC., as Escrow Agent

By:	/s/ SUSAN M. FRASU
Name: Susan M. Frasu
Title: Senior Vice President/Managing Director